Designated Filer:	Twin Haven Special Opportunities Fund III, L.P.
Issuer & Ticker Symbol:	Hawaiian Telcom Holdco, Inc. [HCOM]
Date of Event Requiring Statement:	January 29, 2013

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	Twin Haven Special Opportunities Partners III, L.L.C
	Address:	c/o Twin Haven Capital Partners, L.L.C.
33 Riverside Avenue, 3rd Floor
Westport, Connecticut 06880

2.	Name:	Twin Haven Capital Partners, L.L.C.
	Address:	33 Riverside Avenue, 3rd Floor
Westport, Connecticut 06880

3.	Name:	Paul Mellinger
	Address:	c/o Twin Haven Capital Partners, L.L.C.
33 Riverside Avenue, 3rd Floor
Westport, Connecticut 06880

4.	Name:	Robert Webster
	Address:	c/o Twin Haven Capital Partners, L.L.C.
33 Riverside Avenue, 3rd Floor
Westport, Connecticut 06880